UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2017 (March 10, 2017 )

SPHERIX INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	000-05576	52-0849320
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Rockefeller Plaza, 11th Floor, New York, NY	10020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 745-1374

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 10, 2017, Spherix Incorporated (the “Company”) entered into a separation agreement and general release (the “Separation Agreement”) with Frank Reiner, our Interim Chief Financial Officer, effective March 13, 2017. In addition to payments due to Mr. Reiner pursuant to the terms of his employment agreement, dated March 14, 2014 and as amended on June 30, 2015, Mr. Reiner will receive a lump sum payment of $18,504 on or before March 15, 2017 in lieu of his right to continue health insurance coverage under the Company’s group health plan pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (or COBRA).

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

In connection with the vacancy left by Mr. Reiner, the Board of the Directors of the Company has appointed Mr. Anthony Hayes, the Company’s Chief Executive Officer, as principal financial officer and principal accounting officer. The Company has also increased the involvement of Chord Advisors, LLC in the form of additional financial accounting and advisory services. Chord Advisors, LLC has been working with the Company for over three years and has extensive experience in financial accounting and Securities and Exchange Commission reporting.

Item 9.01.	Financial Statements and Exhibits.

(d)        Exhibits

Exhibit No.	Description

10.1	Separation Agreement and General Release, dated March 10, 2017, between the Company and Frank Reiner.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPHERIX INCORPORATED

Date: March 15, 2017	By: /s/ Anthony Hayes
Name: Anthony Hayes
Title: Chief Executive Officer